UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2024

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 3, 2024, DallasNews Corporation (the “Company”) received a written notification (the “June 3, 2024 Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity continued listing standard set forth under Rule 5550(b)(1) of the Nasdaq Listing Rules (the “Stockholders’ Equity Requirement”) because the Company reported stockholders’ equity below $2,500,000 in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. The June 3, 2024 Notice also indicated that the Company did not meet the alternative standards for continued listing based on market value of listed securities or net income from continuing operations. The June 3, 2024 Notice had no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements. In accordance with Nasdaq rules, the Company was provided 45 calendar days, or until July 18, 2024, to submit a plan to regain compliance with the listing rules for the Nasdaq Capital Market.

On July 18, 2024, the Company filed a Form 8-K stating that, as a result of improved operational performance since March 31, 2024, the Company believed that it was in compliance with the Stockholders’ Equity Requirement as of July 18, 2024. On July 19, 2024, Nasdaq delivered a written notification (the “Conditional Compliance Decision”) notifying the Company that it had regained compliance with the Stockholders’ Equity Requirement. The Conditional Compliance Decision noted that if the Company failed to evidence compliance upon filing its periodic report, it may be subject to delisting.

The Company reported stockholders’ equity of $(576,000) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. On November 19, 2024, the Company received written notification (the “November 19, 2024 Notice”) from the Listing Qualifications Department of Nasdaq stating that the Company is not in compliance with the Stockholders’ Equity Requirement. The November 19, 2024 Notice also indicated that the Company does not meet the alternative standards for continued listing based on market value of listed securities or net income from continuing operations. Therefore, Nasdaq determined that the Company did not meet the terms of the Conditional Compliance Decision. As a result, per the November 19, 2024 Notice, unless the Company requests an appeal of this determination by November 26, 2024, trading of the Company’s Series A Common Stock will be suspended at the opening of business on November 29, 2024, and a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq.

In accordance with Nasdaq Listing Rules, the Company may appeal Nasdaq’s determination to a Hearings Panel (the “Panel”), per Nasdaq Listing Rule 5815(a). A hearing request will automatically stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The Company intends to appeal Nasdaq’s determination within the required timeframe. The Company’s Series A Common Stock currently remains listed on Nasdaq under the symbol “DALN”.

Forward-Looking Statements. Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey the uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on the current beliefs and expectations of our management team, and include statements regarding compliance with Nasdaq rules, our intent to appeal Nasdaq’s determination to the Panel, and our expectations regarding a stay of the suspension of trading of the Company’s securities pending the Panel’s decision. Any or all of these forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties, including risks related to our ability to maintain compliance with the Stockholders’ Equity Requirement or otherwise maintain compliance with any other listing requirement of the Nasdaq Capital Market, the potential de-listing of our shares from the Nasdaq Capital Market, and the other risks set forth in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 25, 2024	DALLASNEWS CORPORATION

	By:	/s/ Catherine G. Collins
Catherine G. Collins
Chief Financial Officer